UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2008

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)
0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California 94025
(Address of principal executive offices and zip code)

(650) 306-1650
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

As described under Item 8.01 below, on November 6, 2008, Landec Corporation, a California corporation ("Landec California"), consummated a merger (the "Reincorporation") with and into its wholly owned subsidiary, Landec Corporation, a Delaware corporation ("Landec Delaware" or the "Registrant"), pursuant to the terms and conditions of an Agreement and Plan of Merger entered into by Landec Delaware and Landec California on November 6, 2008 (the "Merger Agreement"), which is attached hereto as Exhibit 2.1.  As a result of the Reincorporation, the Registrant is now a Delaware corporation.

Item 3.03     Material Modification to Rights of Security Holders.

On November 6, 2008, Landec California consummated a merger with and into its wholly owned subsidiary, Landec Delaware.  As a result of the Reincorporation, the Registrant is now a Delaware corporation.

As provided by the Merger Agreement between Landec California and Landec Delaware, at the effective time of the Reincorporation, each outstanding share of Landec California common stock was automatically converted into one share of Landec Delaware common stock.  Each stock certificate representing issued and outstanding shares of Landec California common stock continues to represent the same number of shares of Landec Delaware common stock.  The constituent instruments defining the rights of holders of the Registrant’s common stock will now be governed by the Certificate of Incorporation and Bylaws of Landec Delaware, which are attached hereto as Exhibit 3.1 and Exhibit 3.2 respectively.  Delaware corporate law will now be applicable in the determination of the rights of stockholders.

Following the Reincorporation, Landec Delaware common stock continues to be quoted on the NASDAQ Global Select Market under the same symbol ("LNDC") as the shares of Landec California common stock had been traded. Stockholders do not need to exchange stock certificates based upon the Reincorporation.

Item 8.01     Other Events.

On November 7, 2008, Landec Delaware issued a press release announcing a change of corporate domicile of Landec California from California to Delaware. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Landec Delaware succeeded to the interests of Landec California following the Reincorporation effected pursuant the Merger Agreement. The Merger Agreement provides for, among other things, the merger of Landec California with and into Landec Delaware, a wholly owned subsidiary of Landec California.  The Merger Agreement was approved by the shareholders of Landec California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on October 16, 2008.

The information contained in this Form 8-K, including Exhibits 2.1, 3.1, 3.2 and 99.1 attached hereto, shall be deemed "filed" for the purposes of the Exchange Act, as amended, and shall be incorporated by reference into filings of the Registrant under the Securities Act of 1933, as amended.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

2.1	Agreement and Plan of Merger
3.1	Certificate of Incorporation of Landec Delaware
3.2	Amended and Restated Bylaws of Landec Delaware
99.1	Press Release Dated November 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDEC CORPORATION
Registrant

Date:	November 7, 2008	By:	/s/	Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger
3.1	Certificate of Incorporation of Landec Delaware
3.2	Amended and Restated Bylaws of Landec Delaware
99.1	Press Release Dated November 7, 2008.